UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported)

May 19, 2015

U.S. HIGHLAND, INC.
(Exact Name of Registrant as Specified in its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

000-54624

(Commission File Number)

1411 N. 105th East Avenue

Tulsa, Oklahoma 74116

(Address of principal executive offices)

(918) 558-1358

(Registrant's telephone number, including area code)

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

SECTION 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 19, 2015, U.S. Highland, Inc. (the “Company”) has appointed GBC CPA’s, LLP of Houston, Texas, as its new independent certified public accountants for its year ended December 31, 2014, and for subsequent periods.

For the years ended December 31, 2012, and 2013, the reports of Friedman LLP did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified as to audit scope or accounting principles, but their reports were modified to express substantial doubt about our ability to continue as a going concern.

For the past two years ended December 31, 2012, and 2013, and for any subsequent interim periods, there were no disagreements between the Company and Friedman LLP on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Friedman LLP, would have caused Friedman LLP to make reference to the subject matter of the disagreement(s) in connection with its reports as required by Item 3.04(a)(1)(iv) of Regulation S-B.

Item 9.01 - Exhibits

Exhibit 16.	Letter from Friedman LLP regarding change in certifying accountant of U.S. Highland, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. HIGHLAND, INC.

Date: May 22, 2015	By:	/s/ Josh W. Whitaker
Josh W. Whitaker
Chief Executive Officer and President